                                  U. S. BANCORP
                    1991 EXECUTIVE DEFERRED COMPENSATION PLAN
                                FIRST RESTATEMENT

                  This RESTATED 1991 EXECUTIVE DEFERRED COMPENSATION PLAN (the "Plan") is adopted by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective February 21, 1991.

                                    ARTICLE I
                                 PURPOSE OF PLAN

                  The continued growth and success of Bancorp are dependent upon its ability to attract and retain the services of key executives of the highest competence and to provide incentives for their effective service and superior performance. The purpose of the Plan is to advance the interests of Bancorp and its shareholders through a deferred compensation program that will attract and retain key executives.

                                   ARTICLE II
                                 NATURE OF PLAN

                  This Plan is intended to be and shall be administered by Bancorp as an income tax nonqualified, unfunded plan primarily for the purpose of providing deferred compensation for a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE III
                              SPONSORING EMPLOYERS

                  The corporations whose employees are covered by the Plan (the "Sponsoring Employers") are Bancorp and those subsidiaries of Bancorp that adopt the U. S. Bancorp Supplemental Benefits Plan or adopt this Plan.

                                   ARTICLE IV
                                   ELIGIBILITY

                  Any key executive (including officers who may also be directors) of Bancorp and the Sponsoring Employers who is (or will be) for one or more calendar years a participant in the U. S. Bancorp Supplemental Benefits Plan, and any other key employee of Bancorp or a Sponsoring Employer who is designated by Bancorp's Executive Management Committee (the "Committee") as eligible to participate in the Plan for one or more calendar years, shall be eligible to participate in this Plan ("Eligible Employees").

                                    ARTICLE V
                                  PARTICIPATION

                  5.1 ELECTION. An Eligible Employee may participate in the Plan by filing with Bancorp an election, on a form provided by Bancorp (an "Election"), to participate in the Plan for one or more calendar years. An Eligible Employee who makes an Election for a calendar year shall be a "Participant" for such year. For purposes of this Plan, the period from April 1, 1991, through December 31, 1991 (the "1991 Plan Year"), shall be treated as a calendar year. Each Election shall be in a form prescribed by

                                                                 Third Amendment
                                      - 2 -                    November 16, 1995
the Manager of Bancorp's Human Resources Group or his or her delegate (the "Manager"), and shall set forth the Participant's election to participate in the Plan for one or more calendar years, the percentage or amount of Compensation (as defined in Section 5.4) to be deferred for each such calendar year, and a payment method pursuant to Section 8.1. A Participant may elect to defer all or any specified portion of Compensation for a calendar year. The portion of a Participant's Compensation deferred under the Plan shall be referred to as the "Deferred Amount."

                  5.2 ELECTION FOR 1991 PLAN YEAR. A Participant must file an Election to defer a specified portion of Compensation during the 1991 Plan Year on or prior to March 31, 1991.

                  5.3 TIME FOR FILING ELECTION; AMENDMENT OR TERMINATION OF ELECTION. An Election to defer Compensation for any calendar year after 1991 must be filed with the Manager on or before December 31 next preceding such calendar year. An Election covering one or more calendar years may be amended or terminated by filing an Amendment or Termination of Deferral Election in a form prescribed by the Manager not later than December 31 next preceding the first calendar year covered by such amended or terminated Election. An Election for any calendar year may not be amended, modified, revoked, or terminated after the beginning of such calendar year. A Participant who has made an Election covering more than one calendar year and who ceases to be an Eligible Employee shall be

                                                                Second Amendment
                                  - 3 -                        December 15, 1992
deemed to have terminated his or her Election for all remaining calendar years covered by his or her Election which begin after the Participant ceases to be an Eligible Employee.

                  5.4 COMPENSATION. For purposes of this Article V, "Compensation" means regular cash compensation, including any awards or bonuses payable under any incentive compensation plan or program maintained by the Sponsoring Employers, other than the plans described in paragraph (d) of this
Section 5.4. For purposes of this Section 5.4, "Compensation" does not include:

                                                                Second Amendment
                                   - 3a -                      December 15, 1992

                  (a) employee elected contributions towards the purchase of any benefit in lieu of cash under the U. S. Bancorp U-Select Plan or any other cafeteria plan of Bancorp as defined in Section 125 of the Internal Revenue Code of 1986 (the "Code");

                  (b) any employee elected contributions under the U. S. Bancorp Employee Investment Plan or any other plan under Code Section 401(k);

                  (c) any other similar employee elected contribution or purchase of benefits under any plan specifically designated for such purpose by the Committee; or

                  (d) incentive compensation under any plan or program of the Sponsoring Employers which is designated by the Committee as ineligible for deferral under the Plan.

                                   ARTICLE VI
                                DEFERRED ACCOUNTS

                  6.1 DEFERRED ACCOUNTS. All Deferred Amounts shall be withheld and credited to the Participant's "Deferred Account" at the time the Compensation would otherwise be payable. Each Deferred Account shall be maintained solely for recordkeeping purposes.

                  6.2 INTEREST. With respect to Deferred Amounts credited to a Deferred Account prior to December 31, 1995, each Deferred Account shall accrue an additional amount (computed like

                                                                 Third Amendment
                                      - 4 -                    November 16, 1995
interest compounded quarterly) from the date Deferred Amounts are credited to the Deferred Account pursuant to Section 5.1 until:

                  (a) With respect to Participants for whom payment of their Deferred Accounts becomes due or commences on or before January 1, 1996, the date of final payment of the balance of the Deferred Account; and

                  (b)      With respect to all other Participants, December 31,
         1995.

The rate of interest during a calendar year shall equal the monthly average interest rate on five-year Treasury Notes for the month

                                                                 First Amendment
                                    - 4b -                       August 20, 1992
of November prior to that calendar year, as published in the Federal Reserve Statistical Release G.13 (or a corresponding successor publication as determined by the Committee), plus 75 basis points.

                  6.3      ADDITIONAL AMOUNTS CREDITED AS GROWTH FACTOR.

                  (a) General. For all periods beginning on or after January 1, 1996, each Deferred Account (other than Deferred Accounts in payout status on December 31, 1995) will accrue an additional amount as described in this section ("Growth Factor") from the date Deferred Amounts are credited to the Deferred Account pursuant to Section 5.1 until the date of final payment of the balance of the Deferred Account.

                  (b) Growth Factor. For each Deferred Account, the Growth Factor for any period will be the amount of investment income that would have been realized had an amount equal to the total balance of the Deferred Account as of the first day of the period been invested in the Hypothetical Investment or Investments (as described in Section 6.3(c)) specified for that period by the Participant.

                  (c) Hypothetical Investments. For purposes of measuring Growth Factor, a Participant may designate one or a combination of Hypothetical Investments authorized from time to time by, or at the direction of, the Manager. The Hypothetical Investment or combination of Hypothetical Investments designated by a Participant will be referred to as the Participant's "Investment Selection." Pursuant to forms and procedures to be

                                                                 Third Amendment
                                   - 5 -                       November 16, 1995
adopted by or at the direction of the Manager, a Participant may modify the Investment Section from time to time, effective as of the first day of any calendar quarter. The Manager may designate a Hypothetical Investment that will be effective if a Participant does not otherwise make an effective Investment Selection. A Participant's Investment Selection will be effective for all amounts credited to the Participant's Deferred Account, including previous Deferred Amounts and accrued Growth Factor as well as future Deferred Amounts.

                  (d) No Beneficial Interest. Hypothetical Investments are solely for the purpose of determining the amount of Growth Factor to be credited to Deferred Accounts. The Sponsoring Employers have no obligation to make actual investments corresponding to the Hypothetical Investments. In the event that, for measurement purposes, the Sponsoring Employers (directly or through the U.
S. Bancorp Deferred Compensation Trust) make actual investments corresponding to the Investment Selections of the Participants, no Participant will have any rights or beneficial interest in such actual investments greater than the rights of an unsecured creditor of Bancorp or the Sponsoring Employer.

                                   ARTICLE VII
                               SOURCE OF BENEFITS

                  7.1 UNFUNDED PLAN. This Plan and the benefits payable hereunder shall be unfunded and shall be payable only from the general assets of Bancorp or Sponsoring Employers. Bancorp and

                                                                 Third Amendment
                                      - 5a -                   November 16, 1995
the Sponsoring Employers do not represent that a specific portion of their assets will be used to provide the benefits hereunder. Participants or beneficiaries shall not have any interest in any assets of Bancorp or a Sponsoring Employer. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from Bancorp or any Sponsoring Employer under this Plan, such rights shall be no greater than the right of any unsecured general creditor of Bancorp or such Sponsoring Employer.

                  7.2 TRUST. Notwithstanding the foregoing, Bancorp and its Sponsoring Employers may deposit monies under the U. S. Bancorp Deferred Compensation Trust Agreement (the "Trust") for the purpose of paying benefits hereunder from those monies and the income thereon, unless such Trust assets are required to satisfy the obligations of Bancorp and its Sponsoring Employers to their general creditors.

                                                                 Third Amendment
                                      - 5b -                   November 16, 1995

                                  ARTICLE VIII
                        PAYMENT OF DEFERRED COMPENSATION

                  8.1      PAYMENT OPTIONS.

                  (A) ELECTION. Each Participant shall set forth in each Election an irrevocable election of one of the methods of payment of the accrued balance of the Participant's Deferred Account described in Section 8.1(b). If no method of payment is effectively elected, a Participant's Deferred Account shall be paid in cash in a single lump sum within 30 days following the Retirement Year.

                  (B) PAYMENT METHODS. A Participant may elect one of the following payment methods:

                  (i) A lump-sum cash payment to be made within 30 days following the calendar year in which the Participant retires under the
         U. S. Bancorp Retirement Plan (the "Retirement Year"); or

                  (ii) Payment in ten annual installments as described below beginning within 30 days following the Retirement Year:

                           (A) The first installment will be an amount equal to one-tenth of the total balance of the Deferred Account as of the last day of the Retirement Year;

                           (B) The second (and subsequent) installments will be an amount equal to one-ninth (and then one-eighth, etc.) of the

                                                                 Third Amendment
                                       - 6 -                   November 16, 1995
                  total balance of the Deferred Account as of the end of the calendar year preceding the installment payment date; and

                           (C) The tenth and final installment will be the total remaining balance of the Deferred Account.

         During the 10-year payout period, the Deferred Account will continue to accrue Growth Factor, and the Participant may continue to make or modify Investment Selections, as provided in Section 6.3.

                  8.2 DEATH BENEFIT. If a Participant dies before receiving full payment of the Deferred Account, the balance shall be paid in a lump-sum cash payment to the Participant's beneficiary or, if no beneficiary has been effectively designated, to the Participant's estate within 30 days after a Participant's death.

                  8.3 ACCELERATION OF PAYMENT. The Committee, in its sole discretion, may accelerate payment of the balance of a Deferred Account if a Participant requests payment and the Committee finds that an unforeseeable emergency exists, but only

                                                                 Third Amendment
                                     - 6a -                    November 16, 1995
to the extent needed to satisfy the emergency. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved--

                  (a) Through reimbursement or compensation by insurance or otherwise;

                  (b) By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

                  (c) By cessation of deferrals under the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

                  8.4 TERMINATION. If a Participant ceases to be employed by Bancorp and its subsidiaries for any reason other than death or retirement, the Committee shall pay the balance of the Participant's Deferred Account in a lump-sum cash payment within 30 days after the Participant's termination.

                                   ARTICLE IX
                                 ADMINISTRATION

                  The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Committee's powers and duties shall include, but shall not be limited to, the following:

                  (a) Responsibility for the compilation and maintenance of all records necessary in connection with the Plan;

                  (b) Authorizing the payment of all benefits and expenses of the Plan as they become payable under the Plan; and

                  (c) Authority to engage such legal, accounting, and other professional services as it may deem proper.

                  Decisions by the Committee shall be final and binding upon all parties affected by the Plan, including Participants and the beneficiaries of Participants.

                  The Committee may rely on information and recommendations provided by supervisory management. The Committee may delegate to a subcommittee composed of less than all Committee members or to supervisory management who are not Committee members the responsibility for decisions that it may make or actions that it may take under the terms of the Plan, subject to the Committee's reserved right to review such decisions or actions and modify them when necessary or appropriate under the circumstances. The Committee shall not allow any employee to obtain control over decisions or actions that affect that employee's Plan benefits.

                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 NONASSIGNABILITY OF BENEFITS. A Participant's benefits under the Plan, including the right to receive payment of the Deferred Account, cannot be sold, transferred, anticipated, assigned, pledged, hypothecated, seized by legal process, subjected to claims of creditors in any way, or otherwise disposed of.

                  10.2 GOVERNING LAW. This Plan and any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and the laws of the State of Oregon.

                  10.3 NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan shall confer upon any person the right to continue in the employ of Bancorp or any Sponsoring Employer or interfere in any way with the right of Bancorp or any Sponsoring Employer to terminate the person's employment at any time.

                  10.4 WITHHOLDING TAXES. Bancorp or the Sponsoring Employer shall withhold any taxes required by law to be withheld in connection with payment of deferred compensation under this Plan. In the event Bancorp or any Sponsoring Employer shall be required to withhold taxes with respect to amounts deferred pursuant to the Plan, Bancorp or the Sponsoring Employer shall have the right to require a Participant to reimburse them for any such taxes.

                                   ARTICLE XI
                                CLAIMS PROCEDURE

                  11.1 INITIAL CLAIM. Any person claiming any benefit under this Plan (the "Claimant") shall present a claim in writing (a "Claim") to the Manager of the Human Resources Group (the "Manager").

                  11.2     DECISION ON INITIAL CLAIM.

                  (a) Time Period for Denial Notice. A decision shall be made on the Claim as soon as practicable and shall be communicated in writing by the Manager to the Claimant within a reasonable period after receipt of the Claim by the Manager. In no event shall the decision on an initial Claim be given more than 90 days after the date the Claim was filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of such within 90 days of the date the Claim was filed. The extension notice shall indicate the special circumstances and the date by which a decision is expected. The extension shall not exceed 90 days from the end of the initial response period.

                  (b) Contents of Notice. If the Claim is wholly or partially denied, the Claimant shall be given a written notice of denial which shall indicate:

                  (1)      The specific reasons for the denial;

                  (2) The specific references to pertinent Plan provisions on which the denial is based;

                  (3) A description of additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary; and

                  (4)      An explanation of the Plan's Claim review procedure.

                  (c) Deemed Denied. If written notice of the decision wholly or partially denying the Claim has not been furnished within 90 days after the Claim is filed or there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the Claim has not been granted within such period, the Claim shall be deemed denied as of the end of the 90-day or 180-day period for purposes of proceeding to the review stage described in 11.3 and 11.4.

                  11.3 REVIEW OF DENIED CLAIM. If a Claimant receives a notice of denial or his or her Claim is deemed denied pursuant to 11.2 above, the Claimant may request a review of the Claim. The request for review is made by personally delivering or mailing a written request for review, prepared by either the Claimant or his or her authorized representative, to the Committee. The Claimant's request for review must be made within a reasonable period of time taking into consideration the nature of the benefit which is the subject of the Claim and other attendant circumstances. In no event shall the period for requesting review expire less than 60 days after receipt of the notice of denial or the date on which the Claim is deemed denied if no notice is received. If the written request for review is not made on a timely basis, the Claimant shall be deemed to waive his or her right to review. The Claimant or his or her duly authorized representative may, at or after the time of making the request, review all pertinent documents and submit issues and comments in writing.

                  11.4 DECISION ON REVIEW. A review shall be promptly made by the Committee after receipt of a timely filed request for review. A decision on review shall be made and furnished in writing to the Claimant. The decision shall be made not later than 60 days after receipt of the request for review. If special circumstances require an extension of time for processing (such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than 120 days after such receipt. If an extension is required, the Claimant shall be notified of such within 60 days after the request for review was filed. The written decision shall include the reasons for such decision with reference to the provisions of the Plan upon which the decision is based. The decision shall be final and binding upon the Claimant and Bancorp and its subsidiaries and all other persons involved. If the decision on review is not furnished within the applicable time period, the Claim shall be deemed denied on review.

                  The scope of any subsequent review of the benefit Claim, judicial or otherwise, shall be limited to a determination as to whether the Committee acted arbitrarily or capriciously in the exercise of its discretion. In no event shall any such further review be on a de novo basis as the Committee has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.

                                   ARTICLE XII
                           AMENDMENTS AND TERMINATION

                  Bancorp's Board of Directors has the power to terminate this Plan at any time or to amend this Plan at any time and in any manner that it may deem advisable. In the event of termination of the Plan, compensation deferred pursuant to the Plan prior to the effective date of the termination shall continue to be subject to the provisions of the Plan as if the Plan had not been terminated.

                  IN WITNESS WHEREOF this Restated Plan was executed as of the 15th day of December, 1992.


                                  U. S. BANCORP

                                  By: /s/
                                      ---------------------------
                                      Judith L. Rice,
                                      Executive Vice President

                                  U. S. BANCORP

                    1991 EXECUTIVE DEFERRED COMPENSATION PLAN

                                FIRST RESTATEMENT

                                 FIRST AMENDMENT

                  THIS FIRST AMENDMENT is adopted by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective October 15, 1992.

                                    RECITALS

                  A. Bancorp adopted the First Restatement of the U. S. Bancorp 1991 Deferred Compensation Plan (the "Plan") effective February 21, 1991; and

                  B.       Bancorp desires to amend the Plan effective October
15, 1992.

                                    AMENDMENT

                  Pursuant to Article XII of the Plan, Bancorp amends the Plan effective October 15, 1992, as follows:

                  ARTICLE V - PARTICIPATION

                  Section 5.4 is revised at pages 3, 4, and 4a.

                  This First Amendment is executed as of the date indicated below.

                                          U. S. BANCORP

                                          By: /s/
                                             ---------------------------
                                             Judith L. Rice

                                          Date: October 15, 1992

                                  U. S. BANCORP
                    1991 EXECUTIVE DEFERRED COMPENSATION PLAN
                                FIRST RESTATEMENT
                                SECOND AMENDMENT

                  THIS SECOND AMENDMENT is adopted by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective December 15, 1992.

                                    RECITALS

                  A. Bancorp adopted the First Restatement of the U. S. Bancorp 1991 Deferred Compensation Plan (the "Plan") effective February 21, 1991;

                  B. Bancorp previously amended the Plan effective October 15, 1992; and

                  C. Bancorp desires to further amend the Plan effective December 15, 1992.

                                    AMENDMENT

                  Pursuant to Article XII of the Plan, Bancorp amends the Plan effective December 15, 1992, as follows:

                  (1)      Article IV is revised at page 2.

                  (2)      Sections 5.1 and 5.3 of Article V
                           are revised at pages 2, 3, and 3a.

                  This Second Amendment is executed as of the date indicated below.

                                                 U. S. BANCORP


                                                 By /s/
                                                    ------------------------
                                                    Judith L. Rice

                                  U. S. BANCORP
                    1991 EXECUTIVE DEFERRED COMPENSATION PLAN
                                FIRST RESTATEMENT
                                 THIRD AMENDMENT

                  THIS THIRD AMENDMENT is adopted by U. S. Bancorp, an Oregon corporation ("Bancorp"), effective November 16, 1995.

                                    RECITALS

                  A. Bancorp adopted the First Restatement of the U. S. Bancorp 1991 Deferred Compensation Plan (the "Plan") effective February 21, 1991;

                  B. Bancorp previously amended the Plan effective October 15, 1992, and December 15, 1992; and

                  C. Bancorp desires to further amend the Plan effective November 16, 1995.

                                    AMENDMENT

                  Pursuant to Article XII of the Plan, Bancorp amends the Plan effective November 16, 1995, as follows:

                  (1)      Articles III and IV are revised at page 2.

                  (2)      Section 5.4(d) of Article V is revised at page 4.

                  (3)      Section 6.2 of Article VI is revised at page 4a.

                  (4) New Section 6.3 is added to Article VI at pages 5, 5a, and 5b.

                  (5) Section 8.1 of Article VIII is amended at pages 6 and 6a.

                  This Third Amendment is executed as of the date indicated below.

                                            U. S. BANCORP

                                            By: /s/
                                               ---------------------------
                                               Judith L. Rice

                                            Date: November 16, 1995